EXHIBIT 5.1

Clanahan, Beck & Bean, P. C.
Attorneys at Law Suite 1401 1873 S. Bellaire Street Denver, Colorado 80222
Telephone (303) 893-2300		Facsimile (303) 893-2882

November 18, 2009

American TonerServ Corp.
420 Aviation Blvd. Suite 103
Santa Rosa, California 95403

Dear Board of Directors:

     We have acted as counsel to American TonerServ Corp., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), pursuant to which the Company is registering under the Securities Act of 1933, as amended, an additional 7,500,000 shares (the "Shares") of its common stock, $.001 par value (the "Common Stock") for issuance under the Company's 2008 Nonqualified Stock Incentive Plan (the "Plan"). This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

     In connection with this opinion, we have examined the Company's Articles of Incorporation and Bylaws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

     Based upon the foregoing and subject to the limitations set forth below, we are of the opinion that the we are of the opinion that the 7,500,000 Shares that may be issued under the Plan have been duly and validly authorized by the Company and will be, when issued in accordance with the Company's Plan, duly and validly issued and fully paid and non assessable.

     Our opinion is limited to the laws of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                                                                                                         Very truly yours,

                                                                                                                                         /s/ Clanahan, Beck & Bean, P.C.

                                                                                                                                         CLANAHAN, BECK & BEAN, P.C.